QUEST FOR VALUE GLOBAL EQUITY FUND, INC.

                             ARTICLES OF AMENDMENT
                           CHANGING NAMES OF SERIES
                      PURSUANT TO MGCL SECTION 2-605(B)]


Quest for Value Global Equity Fund, Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The Charter of the Corporation is hereby amended to provide that the name of the Corporation is changed to "Oppenheimer Quest Global Value Fund, Inc." SECOND: The amendment does not change the outstanding capital stock of the corporation or the aggregate par value thereof.
      THIRD: The foregoing amendment to the Charter of the Corporation has been approved by the Board of Directors and is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law.
      FOURTH:   The  Corporation  is registered as an open-end  company under the Investment Company Act of 1940.
           IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary on this _____of November, 1995.

                                          QUEST FOR VALUE GLOBAL
                                              EQUITY FUND, INC.


                                          By: ________________________
                                               Name:
                                               Title:  Vice President
ATTEST:


------------------------
Name:
Title:     Secretary

      THE UNDERSIGNED, the Vice President of Quest for Value Global Equity Fund, Inc. who executed on behalf of the Corporation the foregoing Articles of Amendment which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and hereby certifies to the best of his knowledge, information and belief the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



                                          -----------------------------
                                          Name:
                                          Title:  Vice President